Exhibit 2.15

[Execution Copy]

FIRST AMENDMENT AGREEMENT

FIRST AMENDMENT AGREEMENT, dated as of November 13, 2007 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of May 8, 2007, by and among AERFUNDING 1 LIMITED, an exempted company organized and existing under the laws of Bermuda (the “Borrower”), AERCAP IRELAND LIMITED, a limited company incorporated and existing under the laws of Ireland (“AerCap”), individually and as primary servicer under the Servicing Agreement (AerCap in such capacity the “Servicer”), AERCAP ADMINISTRATIVE SERVICES LIMITED, a limited company incorporated and existing under the laws of Ireland (“AASL”), individually and as primary administrative agent under the Service Provider Administrative Agency Agreement (AASL in such capacity the “Service Provider Administrative Agent”), AERCAP CASH MANAGER II LIMITED, a limited company incorporated and existing under the laws of Ireland (“ACML”), individually and as financial administrative agent under the Service Provider Administrative Agency Agreement (ACML in such capacity the “Financial Administrative Agent”), and as cash manager under the Cash Management Agreement (ACML in such capacity the “Cash Manager”), and as insurance servicer under the Servicing Agreement (ACML in such capacity the “Insurance Servicer”), UBS REAL ESTATE SECURITIES INC. (“UBSRESI”) and THE OTHER FINANCIAL INSTITUTIONS PARTIES THERETO FROM TIME TO TIME AS CLASS A LENDERS (together with any permitted successors and assigns, “Class A Lenders”), UBSRESI and THE OTHER FINANCIAL INSTITUTIONS PARTIES THERETO FROM TIME TO TIME AS CLASS B LENDERS (together with any permitted successors and assigns, “Class B Lenders” and, together with the Class A Lenders, the “Lenders”), UBS SECURITIES LLC (“UBSS”), as agent (UBSS in such capacity, the “Administrative Agent”) for the Lenders, UBSS as funding agent (UBSS in such capacity, the “UBS Funding Agent”) for the UBS Funding Group (as defined therein), each Other Funding Agent (as defined therein) as funding agent for its related Other Funding Group (as defined therein), and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Collateral Agent (as defined therein) and in its capacity as Account Bank (as defined therein) (as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and subject to the conditions herein set forth;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended by:

1.1           inserting the following language after “$830,000,000” at the end of the definition of the term “Class A Advances Limit” in Section 1.1 of the Credit Agreement:

minus the aggregate amount of principal paid to the Class A Lenders pursuant to clauses (M) through (P) of Section 8.1(e)(i) from Specified Collections during the Restricted Additional Advance Commitment Period (such amount to be calculated in a manner satisfactory to the Administrative Agent).

1.2           inserting the following language after “$170,000,000” at the end of the definition of the term “Class B Advances Limit” in Section 1.1 of the Credit Agreement:

minus the aggregate amount of principal paid to the Class B Lenders pursuant to clauses (M) through (P) of Section 8.1(e)(i) from Specified Collections during the Restricted Additional Advance Commitment Period (such amount to be calculated in a manner satisfactory to the Administrative Agent).

1.3           deleting the phrase “third anniversary” appearing in the first line of the definition of the term “Conversion Date” in Section 1.1 of the Credit Agreement and substituting therefor the phrase “fourth anniversary”;

1.4           inserting the following definitions in Section 1.1 of the Credit Agreement:

“Restricted Additional Advance Commitment Period” means the period commencing on the third anniversary of the Closing Date and ending on the Conversion Date.

“Specified Collections” means, in respect of any Payment Date during the Restricted Additional Advance Commitment Period, all Collections of the type specified in clauses (i), (iii), (iv), (v) and (vi) (except, in the case of clause (vi), to the extent constituting a termination or similar payment) of the definition thereof.

1.5           deleting the phrase “fourth anniversary” appearing in the definition of the term “Stated Maturity Date” in Section 1.1 of the Credit Agreement and substituting therefor the phrase “third anniversary”;

1.6           inserting the following language at the end of clause (M) of Section 8.1(e)(i) of the Credit Agreement:

and, during the Restricted Additional Advance Commitment Period, ratably to each Class A Funding Agent (based on outstanding Class A Advances funded by each Class A Funding Agent’s Class A Funding Group), on behalf of the related Class A Lenders, in reduction of the Outstanding Class A Principal Amount, an amount equal to the amount required to reduce the aggregate outstanding principal balance of all Class A Advances as of such Payment Date to the balance that would have resulted as of such Payment Date if the Borrower had made a principal payment in reduction of the Outstanding Class A Principal Amount on each Payment Date on or after the first day of the Restricted Additional Advance Commitment Period and through, and including, such Payment Date in an amount equal to the aggregate outstanding principal balance of all Class A Advances as of the first day of the Restricted Additional Advance Commitment Period divided by 120 (it being agreed that each Class A Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders);

1.7           inserting the following language at the end of clause (N) of Section 8.1(e)(i) of the Credit Agreement:

and, during the Restricted Additional Advance Commitment Period, ratably to each Class B Funding Agent (based on outstanding Class B Advances funded by each Class B Funding Agent’s Class B Funding Group), on behalf of the related Class B Lenders, in reduction of the Outstanding Class B Principal Amount, an amount equal to the amount required to reduce the aggregate outstanding principal balance of all Class B Advances as of such Payment Date to the balance that would have resulted as of such Payment Date if the Borrower had made a principal payment in reduction of the Outstanding Class B Principal Amount on each Payment Date on or after the first day of the Restricted Additional Advance Commitment Period and through, and including, such Payment Date in an amount equal to the aggregate outstanding principal balance of all Class B Advances as of the first day of the Restricted Additional Advance Commitment Period divided by 120 (it being agreed that each Class B Funding Agent shall distribute any such amount received to the Lenders in its Funding Group on a pro rata basis based upon the outstanding principal amount of Advances funded by such Lenders); and

1.8           inserting the following language after the words “during the Amortization Period” in clauses (O) and (P) of Section 8.1(e)(i) of the Credit Agreement:

and during the Restricted Additional Advance Commitment Period

SECTION 2. CONDITIONS TO EFFECTIVENESS

This Amendment shall be effective upon (i) delivery to the Administrative Agent of counterparts hereof executed by each of the parties hereto, (ii) delivery to the Administrative Agent by each Lender of an executed counterpart of a letter agreement, dated as of the date hereof, with respect to a fee (the “Extension Fee”) payable to such Lender in connection with this Amendment and (iii) payment to each Lender of the Extension Fee payable thereto.

SECTION 3. MISCELLANEOUS

3.1           The Borrower hereby certifies that the representations and warranties set forth in Article IX of the Credit Agreement and any other representations and warranties made by the Borrower in the Credit Agreement, in each case to the extent that such representations and warranties are deemed repeated on each Payment Date pursuant to the terms of the Credit Agreement, are true and correct on the date hereof with the same force and effect as if made on the date hereof. Each Service Provider hereby certifies that the representations and warranties set forth in Section 8.3 of the Credit Agreement and any other representations and warranties made by such Service Provider (irrespective of its capacity) in the Credit Agreement, in each case to the extent that such representations and warranties are deemed repeated on each Payment Date pursuant to the terms of the Credit Agreement, are true and correct on the date hereof with the same force and effect as if made on the date hereof. In addition, the Borrower and each Service Provider (in each of its capacities under the Transaction Documents) each represents and warrants (which representations and warranties shall survive the execution and delivery hereof) that (a) no Early Amortization Event, Event of Default or Servicer Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event, Event of Default or Servicer Termination Event) shall have occurred and be continuing as of the date hereof nor shall any Early Amortization Event, Event of Default or Servicer Termination Event (nor any event that but for notice or lapse of time or both would constitute an unwaived Early Amortization Event, Event of Default or Servicer Termination Event) occur due to this Amendment becoming effective, (b) the Borrower and each Service Provider each has the corporate power and authority to execute and deliver this Amendment and has taken or caused to be taken all necessary corporate actions to authorize the execution and delivery of this Amendment, and (c) no consent of any other person (including, without limitation, shareholders or creditors of the Borrower or any Service Provider), and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Amendment other than such that have been obtained.

3.2           The Credit Agreement, as amended hereby, is hereby ratified and confirmed in all respects and remains in full force and effect in accordance with its terms.

3.3           All references in the Credit Agreement to “this Agreement” and “herein” and all references to the Credit Agreement in the documents executed in connection with the Credit Agreement shall mean the Credit Agreement as amended hereby.

3.4           This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

3.5           By their signatures below, each of the Lenders hereby directs the Collateral Agent and Account Bank to execute and deliver this Amendment.

3.6           THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

Sections 17.6, 17.7, 17.8, 17.10, 17.11, 17.13 and 17.14 of the Credit Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AERFUNDING 1 LIMITED, as Borrower

By:
Name:
Title:

AERCAP IRELAND LIMITED

By:
Name:
Title:

AERCAP ADMINISTRATIVE SERVICES LIMITED

By:
Name:
Title:

AERCAP CASH MANAGER II LIMITED

By:
Name:
Title:

UBS SECURITIES LLC, as Administrative Agent and as UBS Funding Agent

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC., as a UBS Non Conduit Lender, Class A Lender and Class B Lender

By:
Name:
Title:

By:
Name:
Title:

AOZORA BANK, LTD., as a UBS Non Conduit Lender, Class A Lender and Class B Lender

By:
Name:
Title:

By:
Name:
Title:

BTMU CAPITAL CORPORATION, as a UBS Non Conduit Lender and Class A Lender

By:
Name:
Title:

KfW, as a UBS Non Conduit Lender and Class A Lender

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and as Account Bank

By:
Name:
Title:

By:
Name:
Title: